                                                                   EXHIBIT 23.03

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of AT&T Corp. (the "Company") on Form S-4 of our reports dated January 26, 1998, on our audits of the consolidated financial statements and consolidated financial statement schedule of the Company and its subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which reports are included in the Company's Current Report on Form 8-K/A, as amended on January 8, 1999.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                          PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
March 26, 1999

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of AT&T Corp. (the "Company") on Form S-4 of our reports dated January 25, 1999 on our audits of the consolidated financial statements and consolidated financial statement schedule of the Company and its subsidiaries, as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which reports are included in or incorporated by reference in the Company's Annual Report on Form 10-K, as amended by a Form 10-K/A filed on March 23, 1999, and which report is included in the Company's Current Report on Form 8-K filed on March 9, 1999. We also consent to the reference to our firm under the caption "Experts" and to all other references to our firm in the registration statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                          PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
March 26, 1999